UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2011 (February 16, 2011)

SEN YU INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-12792	84-0916585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West 44th Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  212-997-8585

N/A
________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 10, 2011, the Board of Directors (the “Board”) of Sen Yu International Holdings, Inc. (the “Company”), after consultation with Company management and the Company’s independent registered public accounting firm, MS Group CPA LLC, determined that the following previously filed financial statements of the Company should not be relied upon:

•
The Company’s audited consolidated financial statements for the fiscal year ended June 30, 2010 contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, as amended, filed originally on September 28, 2010 and as previously restated on December 2, 2010; and

•
The Company’s unaudited financial statement for the three month period ended September 30, 2010 contained in the Company’s Quarterly Reports on Form 10-Q, as amended, originally filed on November 15, 2010 and as previously restated on December 2, 2010.

While preparing the Company’s financials statements for the quarter ended December 31, 2010, the management and the Board determined that the Company has failed to properly record in the above mentioned financial statements the fair value associated with certain warrants issued in connection with a private placement conducted by the Company in June 2010. The Company reclassified losses on disposal of inventories from other expenses to cost of goods sold for the fiscal years ended June 30, 2009 and 2010.  Additionally, the Company reclassified the losses on disposal of fixed assets from other expenses to operating expenses for the fiscal years ended June 30, 2009 and 2010.

After the Company’s review of relevant accounting standards, and following discussions with MS Group CPA LLC, the Company determined that the following adjustments to the aforementioned financial statements were appropriate:

Adjustments for Fiscal Year Ended June 30, 2010

•
Losses on disposal of inventories previously included in other expenses will be amended to be allocated as cost of goods sold which will decrease the gross profit to $14,044,887 from $14,290,401 as previously recorded with no impact on net income.

•	The losses on disposal of fixed assets previously included in other expense will be reclassified to operating expenses with no impact on net income.

•	Change in fair value of warrants of $1,998,740 shall be recorded as other expenses for the fiscal year ended June 30, 2010 compared to $0 as previously recorded.

•	Net Income for the fiscal year ended June 30, 2010 shall decrease to $4,263,574 from $6,262,314 as previously stated.

•
Basic earnings per share for the fiscal year ended June 30, 2010 shall decrease to $0.33 from $0.48 as previously stated and diluted earnings per share for the same period decrease to $0.29 from $0.46 as previously stated.

Adjustments for the Quarter ended September 30, 2010

•
Change in fair value of warrants – gain of $2,344,841 shall be recorded as other income for the three month period ended September 30, 2010 as compared to a loss of $13,210 previously recorded as other expenses.

•	Derivative liability - warrants as of September 30, 2010 shall increase to $11,309,271 as compared to previous derivative liability - warrants of $4,167,610.

•	Net Income for the three month period ended September 30, 2010 shall increase to $6,042,537 from $3,684,487.

•
Basic earnings per share for three month period ended September 30, 2010 shall increase to $0.29 from $0.18 as previously stated and diluted earnings per share for the same period shall increase to $0.23 from $0.10 as previously stated.

The Company will, as soon as is practicable, make these adjustments by filing with the SEC amendments to:

•	The Company’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2010; and

•	The Company’s Quarterly Report on Form 10-Q/A for the period ended September 30, 2010.

which, in each case, will include restated consolidated financial statements and notes thereto, and other appropriate revisions to the Management’s Discussion and Analysis or Plan of Operation sections to reflect the foregoing.

 In addition, as a result of those amendments, the Company will disclose in each of the restated reports the Company’s conclusion that its disclosure controls and procedures were not effective for the relevant periods. The Company’s executive officers discussed with MS Group CPA LLC the matters disclosed in this Item 4.02 of Form 8-K and the Company has provided a copy of this disclosure to MS Group CPA LLC.

Cautionary Note on Forward Look Statements

This Current Report on Form 8-K and the exhibit hereto and the statements of representatives and partners of the Company related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, the Company’s results of operations in the future, may differ significantly from those set forth in the forward-looking statements.  Forward-looking statements involve risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).  The Company undertakes no obligation to update any forward-looking statements, except as provided for by law.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 16, 2011	Sen Yu International Holdings, Inc.

	By:	/s/ Zhenyu Shang
Name: Zhenyu Shang
Title: Chairman and Chief Executive Officer